Exhibit 10.3

SETTLEMENT, GENERAL RELEASE AND CONVERSION AGREEMENT

THIS SETTLEMENT, GENERAL RELEASE AND CONVERSION AGREEMENT (the “Agreement”) is made and entered into on July 20, 2017, by and among Sean Clarke, a resident of the state of California, County of Orange (“Clarke ”) and NuLife Sciences Inc., a Nevada corporation (the “Company”). The Company and Clarke are collectively referred to as the “Parties”.

WHEREAS, Clarke has served as the Sole Director and an officer of the Company since its inception with only partial compensation, currently recorded on the books of the Company at Fifty-Two Thousand Five Hundred Dollars ($52,500) as accrued but unpaid compensation (the “Unpaid Accrued Fees”); and,

WHEREAS, as of the date hereof the Company continues to owe Clarke Fifty-Two Thousand Five Hundred Dollars ($52,500) which the Parties now wish to settle; and,

WHEREAS, in order to avoid the possible costs, burdens or distractions of litigation, the Parties now desire, and through the execution of this Agreement, intend to dispose of and resolve fully and completely any and all disputes, claims, issues and differences between them, including, but not limited to, those which have arisen or could have arisen relating in any way to the rights, duties and obligations under the Advisory Agreement and the Amendment, and any and all actual or implied claims, demands or causes of action asserted by the Parties or which could have been asserted by or against the Parties in any action or proceeding in any legal, administrative or other forum whatsoever.

NOW, THEREFORE, in consideration of the foregoing, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

1. Consideration to the Company.

1.1 Release, Termination, and Waiver.

Clarke, subject to the terms and conditions set forth herein, agrees:

1.1.1 Release in favor of the Company. Clarke, and each of his respective agents, attorneys, insurers, heirs, assigns, beneficiaries, executors, trustees, conservators, representatives, predecessors-in-interest, successors-in-interest, and whomsoever may claim by, under or through him, and all persons acting by, through, under or in concert with him (the “Releasing Parties”), and in doing so hereby irrevocably and unconditionally forever releases, remise, acquits and discharges the Company and all of its respective present, former or future agents, representatives, employees, independent contractors, directors, shareholders, officers, attorneys, insurers, subsidiaries, divisions, parents, assigns, affiliates, predecessors and successors (collectively, the “Released Parties”) from and against any and all Unpaid Accrued, debts, obligations, losses, costs, promises, covenants, agreements, contracts, endorsements, bonds, controversies, suits, actions, causes of action, misrepresentations, defamatory statements, tortuous conduct, acts or omissions, rights, obligations, liabilities, judgments, damages, expenses, claims, counterclaims, cross-claims, or demands, in law or equity, asserted or unasserted, express or implied, foreseen or unforeseen, real or imaginary, alleged or actual, suspected or unsuspected, known or unknown, liquidated or non-liquidated, of any kind or nature or description whatsoever, arising from the beginning of the world through the date of this Agreement which each of the Releasing Parties ever had, presently have, may have, or claim or assert to have, or hereafter have, may have, or claim or assert to have, against any of the Released Parties which arise out of or relate to Clarke’s involvement with the Company.

1.1.2 Acknowledgements. Clarke acknowledges and understands that hereafter he may discover or appreciate claims, facts, issues or concerns in addition to or different from those that he now knows or believes to exist with respect to the subject matter of this Agreement that, if known or suspected at the time of execution of this Agreement, might have materially affected the settlement embodied herein. Clarke nevertheless agrees that the general releases and waivers described above apply to any such additional or different claims, facts, issues or concerns.

1.1.2 Civil Code Section 1542. Clarke acknowledges that it has been advised by its attorneys and are familiar with and understand the provisions of California Civil Code Section 1542 as well as all similar provisions of federal law and Nevada state law, if any, that may provide any right or benefit that is similar in any material respect to California Civil Code Section 1542, which provides as follows:

“A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor.”

Clarke hereby voluntarily and expressly waives and relinquishes each and every right or benefit which it may have under California Civil Code Section 1542 and all applicable provisions of U.S. federal law and Nevada state law, if any, that may provide any right or benefit that is similar in any material respect to the rights and benefits afforded under California Civil Code Section 1542, to the full extent that they may lawfully waive such rights. Clarke acknowledges that he may hereafter discover facts in addition to or different from those which they presently know or believe to be true regarding the subject matter of the dispute and the other matters herein released, but agrees that he has taken that possibility into account and that it is the intention of Clarke to fully, finally and forever settle and release the Unpaid Accrued Fees and all other claims , with any and all other debt, obligations and disputes between them, now known or unknown, suspected or unsuspected, arising out of or in any way relating to the matters released pursuant to this Agreement, and to terminate any and all rights, duties and obligations of both the Company any Clarke under any written or orals agreement other than this Agreement

2. Consideration to Clarke.

The Company, subject to the terms and conditions set forth herein, agrees:

2.1 The Company shall issue to Clarke Seven Thousand Five Hundred (7,500) shares of the Company’s $0.001 par value Series A Convertible Preferred Stock which, when delivered, will fully extinguish any and all debt of the Company to Clarke thru the date hereof (the “Settlement Shares”) on the terms and conditions set forth herein.

2.2 Release, Termination, and Waiver.

2.2.1 Release in favor of the Company. The Company, and each of its respective agents, attorneys, insurers, heirs, assigns, beneficiaries, executors, trustees, conservators, representatives, predecessors-in-interest, successors-in-interest, and whomsoever may claim by, under or through them, and all persons acting by, through, under or in concert with any of them (the “Releasing Parties”), and in doing so hereby irrevocably and unconditionally forever releases, remise, acquits and discharges the Company and all of its respective present, former or future agents, representatives, employees, independent contractors, directors, shareholders, officers, attorneys, insurers, subsidiaries, divisions, parents, assigns, affiliates, predecessors and successors (collectively, the “Released Parties”) from and against any and all Advisory Fees (as defined in the Advisory Agreement and the Amendment), debts, obligations, losses, costs, promises, covenants, agreements, contracts, endorsements, bonds, controversies, suits, actions, causes of action, misrepresentations, defamatory statements, tortuous conduct, acts or omissions, rights, obligations, liabilities, judgments, damages, expenses, claims, counterclaims, cross-claims, or demands, in law or equity, asserted or unasserted, express or implied, foreseen or unforeseen, real or imaginary, alleged or actual, suspected or unsuspected, known or unknown, liquidated or non-liquidated, of any kind or nature or description whatsoever, arising from the beginning of the world through the date of this Agreement which each of the Releasing Parties ever had, presently have, may have, or claim or assert to have, or hereafter have, may have, or claim or assert to have, against any of the Released Parties which arise out of or relate to the Advisory Agreement and the Amendment.

2.2.2 Acknowledgements. The Company acknowledges and understands that hereafter they may discover or appreciate claims, facts, issues or concerns in addition to or different from those that they now know or believe to exist with respect to the subject matter of this Agreement that, if known or suspected at the time of execution of this Agreement, might have materially affected the settlement embodied herein. Clarke nevertheless agrees that the general releases and waivers described above apply to any such additional or different claims, facts, issues or concerns.

2.2.3 Civil Code Section 1542. The Company acknowledges that it has been advised by its attorneys and are familiar with and understand the provisions of California Civil Code Section 1542 as well as all similar provisions of federal law and Nevada state law, if any, that may provide any right or benefit that is similar in any material respect to California Civil Code Section 1542, which provides as follows:

“A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor.”

The Company hereby voluntarily and expressly waives and relinquishes each and every right or benefit which it may have under California Civil Code Section 1542 and all applicable provisions of U.S. federal law and Nevada state law, if any, that may provide any right or benefit that is similar in any material respect to the rights and benefits afforded under California Civil Code Section 1542, to the full extent that they may lawfully waive such rights. Clarke acknowledges that it may hereafter discover facts in addition to or different from those which they presently know or believe to be true regarding the subject matter of the dispute and the other matters herein released, but agree that it has taken that possibility into account and that it is the intention of Clarke to fully, finally and forever settle and release the Unpaid Accrued Fees together with any and all other debt, obligations and disputes between the Parties, now known or unknown, suspected or unsuspected, arising out of or in any way relating to the matters released pursuant to this Agreement, and to terminate any and all rights, duties and obligations of both the Company any Clarke under the Advisory Agreement.

3. Representations and Warranties of Clarke.

3.1 Exempt Transaction. Clarke understands that (i) the Settlement Shares have not been registered or qualified under the Securities Act of 1933, as amended (the “Securities Act”) or any state securities or “blue sky” laws, on the ground that the sale provided for in this Agreement and the issuance of the securities hereunder is exempt from registration and qualification under Sections 4(2) and 18 of the Securities Act, and (ii) Clarke’s reliance on such exemptions is predicated on the Company’s representations set forth herein.

3.2 Investment Risk. Clarke acknowledges that an investment in Clarke involves an extremely high degree of risk, lack of liquidity and substantial restrictions on transferability and that Clarke may lose its entire investment in the Settlement Shares.

3.3 Information. The Company has made available to Clarke or its advisors the opportunity to obtain information to evaluate the merits and risks of the investment in Clarke, and Clarke has received all information requested from Clarke. Clarke has had an opportunity to ask questions and receive answers from Clarke regarding the terms and conditions of the offering of the Settlement Shares and the business, properties, plans, prospects, and financial condition of Clarke and to obtain additional information as Clarke has deemed appropriate for purposes of investing in the Settlement Shares pursuant to this Agreement.

3.4 Investment Experience. Clarke, personally or through advisors, has expertise in evaluating and investing in private placement transactions of securities of companies in a similar stage of development to Clarke and has sufficient knowledge and experience in financial and business matters to assess the relative merits and risks of an investment in Clarke. In connection with the purchase of the Settlement Shares, Clarke has relied solely upon independent investigations made by Clarke and has consulted his own investment advisors, counsel and accountants. Clarke has adequate means of providing for current needs and personal contingencies, has no need for liquidity, and can sustain a complete loss of the investment in the Settlement Shares.

3.5 Investment Intent. The Settlement Shares which the Company is to issue hereunder will be acquired for Clarke’s own account, for investment purposes, not as a nominee or agent, and not with a view to or for sale in connection with any distribution of the Settlement Shares in violation of applicable securities laws.

3.6 No Agency Review. Clarke understands that no federal or state agency has passed upon the Settlement Shares or made any finding or determination as to the fairness of the investment in the Settlement Shares.

3.7 Accreditation. Clarke has served as an officer and the Cole Director of the Company, and as such is deemed for the purposes of this Agreement as an “Accredited Investor” as defined in Rule 501(a) of Regulation D promulgated under the Securities Act, and the Settlement Shares are being issued upon Clarkes knowledge of the Company and pursuant to Section 4(2) of the Securities Act.

3.8 No Solicitation or Advertising. Clarke has not received any general solicitation or general advertising concerning the Settlement Shares, nor is Clarke aware of any such solicitation or advertising.

3.9 Restricted Securities. Clarke understands that the Settlement Shares will be characterized as “restricted” securities under federal securities laws inasmuch as they are being acquired in a transaction not involving a public offering and that under such laws and applicable regulations such securities may be resold without registration under the Act only in certain limited circumstances. Clarke agrees that he will not sell all or any portion of the Settlement Shares except pursuant to registration under the Securities Act or pursuant to an available exemption from registration under the Securities Act. Clarke understands and acknowledges that all certificates representing the Settlement Shares shall bear the following legend or a legend of similar import and that Clarke shall refuse to transfer the Settlement Shares except in accordance with such restrictions:

“THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR UNDER CERTAIN STATE SECURITIES LAWS. NO SALE OR TRANSFER OF THESE SHARES MAY BE MADE IN THE ABSENCE OF (1) AN

EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR (2) AN OPINION OF COUNSEL THAT REGISTRATION UNDER THE ACT OR UNDER APPLICABLE STATE SECURITIES LAWS IS NOT REQUIRED IN CONNECTION WITH SUCH PROPOSED SALE OR TRANSFER.”

4. Miscellaneous.

4.1 Representation by Counsel. The Parties acknowledge that they are executing and delivering this Agreement with full knowledge of any and all rights which they may have with respect to the claims and causes of action herein settled and released. The Parties acknowledge that they are represented by and have consulted with attorneys of their own choosing to the extent desired before executing and delivering this Agreement in order to review this document and the claims and causes of action being settled and released hereby and thereby, and that they have had a reasonable and sufficient opportunity to do so.

4.2 Binding Effect of Agreement. This Agreement shall inure to the benefit of the Released Parties, and shall be binding upon the Company and Clarke, and their respective heirs, administrators, executors, representatives, attorneys, agents, predecessors in interest (if any), successors, affiliates, assigns and beneficiaries.

4.3 Expenses and Fees. Each Party shall bear its own attorney’s fees, costs and expenses, and Green Autos, advisors and experts’ fees, costs and expenses, arising or relating to the rights, duties and obligations under the Advisory Agreement, the Fee Agreement, and the negotiation, execution and delivery of this Agreement. The Parties expressly agree to waive all statutory, contractual and/or common law rights to recover any attorney’s fees, costs and expenses, and Green Autos, advisors and experts’ fees, costs and expenses, arising or relating to the rights, duties and obligations under the Advisory Agreement, the Fee Agreement, and the negotiation, execution and delivery of this Agreement.

4.4 Governing Law. The Parties agree that the validity, effect and construction of this Agreement as well as any rights, duties and obligations thereunder, and any disputes concerning any of the provisions of this Agreement or over the negotiation or execution thereof, shall be interpreted under, governed by and construed in accordance with the laws of the State of Nevada without regard to conflict of laws provisions.

4.5 Dispute Resolution. Any dispute between any of the Parties concerning any of the provisions of this Agreement or the rights, duties and obligations hereunder shall be exclusively resolved in an action or proceeding brought against in the state or federal courts of the State of California, County of Orange and each of the parties hereby consents to the exclusive jurisdiction of such courts (and of the appropriate appellate courts) in any such action or proceeding and waives any objection to venue laid therein. The parties hereto each waive any claim that such jurisdiction is not a convenient forum for any such action; provided, however, that each party reserves the right to seek to remove the action or proceeding from the state court to the federal court in such jurisdiction or vice versa. Each party waives the right to a jury trial. The prevailing party in any proceeding instituted to resolve any dispute between any of the Parties arising out of or relating to this Agreement shall be entitled, in addition to any award rendered, to all reasonable attorneys’ fees, costs and expenses incurred in connection with any such proceeding.

4.6 Additional Documents. The Parties and their counsel agree to execute all further and additional documents and to take such other acts necessary under the circumstances to accomplish the purposes set forth in this Agreement.

4.7 Entire Agreement; Amendments. This Agreement, the exhibits hereto, the documents referenced herein and the exhibits thereto, constitute the entire understanding and agreement of the Parties with respect to the subject matter hereof and thereof and supersede all prior and contemporaneous agreements or understandings, inducements or conditions, express or implied, written or oral, between the parties with respect hereto and thereto. This Agreement may be amended, altered, modified or waived, in whole or in part, only in a writing executed by all the Parties to this Agreement. This Agreement may not be amended, altered, modified or waived, in whole or in part, orally.

4.8 Severability. In the event that any one or more of the provisions contained in this Agreement shall, for any reason, be declared in a legal forum to be invalid, illegal, ineffective or unenforceable in any respect, such invalidity, illegality, ineffectiveness or unenforceability shall not affect any other provision of this Agreement, which Agreement shall remain in full force and effect, valid and binding upon the Parties, and each of the provisions of this Agreement shall be enforceable independently of any other provision of this Agreement and independently of any other claim or cause of action.

4.9 Execution in Counterparts. This Agreement may be executed in several counterparts, each of which shall be considered to be an original or total copy of the Agreement. The Agreement shall become effective only upon its execution by all Parties hereto.

4.10 Non-Waiver. The failure of any Party to insist upon strict adherence to any term of this Agreement on any occasion shall not be considered a waiver thereof or deprive that Party of the right thereafter to insist upon strict adherence to that term or any other term of this Agreement.

4.11 Titles. The titles of the Sections of this Agreement are inserted for convenience only and shall not affect the meaning or construction of any of the terms of this Agreement.

4.12 Acknowledgment. The Parties acknowledge that they have read this Agreement and that they fully know, understand, and appreciate its contents and that they have executed the same and make the settlement and release provided for herein voluntarily and of their own free will.

IN WITNESS WHEREOF, the Parties hereto, intending to be legally bound, have each executed this Agreement on the dates set forth below.

“Clarke”

_____________________
Name: Sean Clarke

The “Company”

NuLife Sciences Inc.

By: __________________
Name: Fred G. Luke

Title: President